EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-20964, No. 33-24364, No. 33-41604, No. 33-52473, No. 33-54402 and No.
33-54404  on  Form  S-8,  in  Post-Effective  Amendment  No. 1 to Registration
Statement  No.  33-25581  on  Form  S-8  and  in  Registration  Statements No.
33-57659, No. 33-54529 and No. 333-12179 on Form S-3 of our report dated February 20, 1998 except for Note 13, as to which the date is February 24, 1998, appearing in this Annual Report on Form 10-K of Weingarten Realty Investors for the year ended December 31, 1997.




DELOITTE  &  TOUCHE  LLP

Houston,  Texas
March  4,1998